
                                                                    EXHIBIT 99.2

                                    FORM OF

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           13% SENIOR NOTES DUE 2007

                                      OF

                                 EQUINIX, INC.

     As set forth in the Prospectus dated _____________ __, 2000 (the
"Prospectus") of Equinix, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 13%
Senior Notes due 2007 (the "Initial Notes") in exchange for the Company's 13%
Senior Notes due 2007, if (i) certificates representing the Initial Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Initial Notes or other required documents to reach State
Street Bank and Trust Company of California, N.A. (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the procedures for delivery of the Initial Notes through book-entry transfer into the Exchange Agent's account at The Depository Trust Company ("DTC") in accordance with DTC's Automated Tender Offer Program cannot be completed on a timely basis. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile (receipt confirmed by telephone) to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
   ___________ __, 2000 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").
  TENDERS OF INITIAL NOTES MAY BE WITHDRAWN UNDER THE PROCEDURES DESCRIBED IN
     THE PROSPECTUS AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

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
BY MAIL, HAND OR OVERNIGHT CARRIER:                                          THE EXCHANGE AGENT
-------------------------------------------------------   ---------------------------------------------------------
  State Street Bank and Trust Company                                        The Exchange Agent
        of California, N.A.                                          State Street Bank and Trust Company
c/o State Street Bank and Trust Company                                      of California, N.A.
       2 Avenue de Lafayette
    Corporate Trust Window, LCC5                                                BY FACSIMILE:
       Boston, MA  02111-1724                                         (For Eligible Institutions Only)
          Attn:  Ralph Jones                                                  (617) 662-1452

                                                                            CONFIRM BY TELEPHONE:
                                                                               (617) 662-1548

                                                                             Attn:  Ralph Jones
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         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA
 FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer (as described in the Prospectus) and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedure."

     The undersigned understands that tenders of Initial Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Initial Notes pursuant to the Exchange
Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Initial Notes may be withdrawn if the Exchange
Offer is terminated without any such Initial Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer --
Withdrawal of Tenders."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN

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

Signature(s) of Registered Holders) or Authorized                          Name(s) of Registered Holders(s)
 Signatory:
                                                            ____________________________________________________________
_______________________________________________________     ____________________________________________________________
_______________________________________________________
_______________________________________________________     Address:
_______________________________________________________     ____________________________________________________________
                                                            ____________________________________________________________
Principal Amount of Initial Notes Tendered:
_______________________________________________________        Area Code and Telephone No.:
_______________________________________________________     ____________________________________________________________

Certificate No(s). of Initial Notes (if available):            If Initial Notes will be delivered by book-entry
                                                               transfer at The Depository Trust Company,
_______________________________________________________        insert Depository Account No.:
_______________________________________________________     ____________________________________________________________
                                                            ____________________________________________________________
Date:
_______________________________________________________

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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or on a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

Name(s):________________________________________________________________________
Capacity:_______________________________________________________________________
Address(es):____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


     Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Initial Notes on whose behalf this tender is being made "own(s)" the Initial Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Initial Notes complies with such Rule 14e-4, and
(c) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Initial Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Initial Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:_____________________________________________________________
Authorized Signature:_____________________________________________________
Address:__________________________________________________________________
Area Code and Telephone No.:______________________________________________
Authorized Signature:_____________________________________________________
Name:_____________________________________________________________________
                             (Please Type or Print)
Title:____________________________________________________________________
Date:_____________________________________________________________________

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